METROPOLITAN NATIONAL BANK

September 30, 2013 and December 31, 2012

Consolidated Financial Statements
(Unaudited)

METROPOLITAN NATIONAL BANK

Consolidated Financial Statements
September 30, 2013 and December 31, 2012
(Unaudited)

Table of Contents

METROPOLITAN NATIONAL BANK

Consolidated Balance Sheets
September 30, 2013 and December 31, 2012
(Unaudited)

	09/30/2013	12/31/2012
Assets		
Cash and cash equivalents		
Cash and due from banks	$ 48,655,907	$ 94,624,061
Federal funds sold	-	5,000,000
Total cash and cash equivalents	48,655,907	99,624,061
Investment securities		
Securities available for sale	199,928,699	148,643,959
Securities held to maturity	91,783,551	100,788,994
Total investment securities	291,712,250	249,432,953
Net loans receivable	470,396,211	477,761,397
Loans held for sale	7,832,148	21,668,690
Accrued interest receivable	2,754,153	2,840,278
Premises and equipment, net	75,248,892	77,970,883
Foreclosed assets held for sale	67,064,032	71,497,835
Other assets	8,975,186	9,703,527
Total assets	$ 972,638,779	$ 1,010,499,624
Liabilities and Stockholders' Equity		
Liabilities		
Deposits		
Noninterest-bearing transaction accounts	$ 225,814,605	$ 241,926,160
Interest-bearing transaction and savings accounts	276,337,940	285,325,896
Certificates of deposit - $100,000 and over	174,295,108	171,289,600
Other time deposits	174,690,094	188,852,166
Total deposits	851,137,746	887,393,822
Short-term borrowings	36,657,044	32,544,877
Accrued interest payable	317,862	263,756
Other liabilities	6,814,184	7,253,494
Federal Home Loan Bank borrowings	17,047,553	17,250,381
Total liabilities	911,974,389	944,706,330
Commitments and contingencies		
Stockholders' equity		
Common stock, $.01 par value, 800,000 shares authorized, 640,000 shares issued and outstanding	6,400	6,400
Capital in excess of par value	86,682,975	86,682,975
Retained earnings (deficit)	(19,777,173)	(23,312,088)
Accumulated other comprehensive (loss) income	(6,247,813)	2,416,007
Total stockholders' equity	60,664,389	65,793,294
Total liabilities and stockholders' equity	$ 972,638,779	$ 1,010,499,624

The accompanying condensed notes are an integral part of these consolidated financial statements.

METROPOLITAN NATIONAL BANK

Consolidated Statements of Operations

For the Nine Months Ended September 30, 2013 and 2012
(Unaudited)

	09/30/2013	09/30/2012
Interest income		
Interest and fees on loans	$ 18,451,062	$ 22,542,993
Interest and dividends on securities	4,567,425	3,993,550
Total interest income	23,018,487	26,536,543
Interest expense		
Interest on deposits	2,412,301	3,405,296
Interest on federal funds purchased and securities sold under agreements to repurchase	24,656	23,670
Interest on Federal Home Loan Bank borrowings	124,961	338,520
Total interest expense	2,561,918	3,767,486
Net interest income	20,456,569	22,769,057
Provision for loan losses	500,000	-
Net interest income after provision for loan losses	19,956,569	22,769,057
Other income		
Service charges on deposit accounts	7,136,158	7,076,310
Income on investment banking, net of commissions	243,727	256,990
Net (loss) on sale of foreclosed assets	(37,982)	(261,977)
Trust department income	292,942	302,201
Net gain on sale of securities available for sale	-	10,383
Other service charges and fees	11,149,454	10,398,973
Total other income	18,784,299	17,782,880
Other expenses		
Compensation and related expenses	16,572,520	16,116,533
Net occupancy	6,235,721	6,513,357
Equipment and data processing	2,287,880	2,964,184
Advertising and marketing	1,032,274	995,127
Foreclosed assets expense	2,032,822	9,035,165
Deposit insurance	1,681,168	1,647,275
Other	5,363,574	5,983,920
Total other expenses	35,205,959	43,255,561
Income (loss) before income taxes	3,534,910	(2,703,623)
Income taxes	-	-
Net Income (loss)	$ 3,534,910	$ (2,703,623)
Basic earnings (loss) per share	$ 5.52	$ (4.22)

The accompanying condensed notes are an integral part of these consolidated financial statements.

METROPOLITAN NATIONAL BANK

Consolidated Statements of Comprehensive Income (Loss)

For the Nine Months Ended September 30, 2013 and 2012
(Unaudited)

	09/30/2013	9/30/2012
Net Income (loss)	$ 3,534,910	$ (2,703,623)
Other comprehensive income (loss)		
Unrealized gain (loss) on securities available for sale	(8,654,045)	1,502,359
Change from defined benefit pension plan	(9,775)	-
Net change in other comprehensive income (loss)	(8,663,820)	1,502,359
Comprehensive income (loss)	$ (5,128,910)	$ (1,201,264)

The accompanying condensed notes are an integral part of these consolidated financial statements.

METROPOLITAN NATIONAL BANK

Consolidated Statements of Stockholders Equity

For the Nine Months Ended September 30, 2013 and September 30, 2012
(Unaudited)

	Common Stock	Capital in Excess of Par Value	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (loss)	Total Stockholders' Equity
Balance - January 1, 2012	$ 6,400	$ 86,682,975	$ (21,369,595)	$ 742,281	$ 66,062,061
Net loss	-	-	(2,703,623)	-	(2,703,623)
Net unrealized gain on securities available for sale	-	-	-	1,502,359	1,502,359
Balance - September 30, 2012	6,400	86,682,975	(24,073,218)	2,244,640	64,860,797
Net income	-	-	761,130	-	761,130
Net unrealized gain on securities available for sale	-	-	-	171,367	171,367
Balance - December 31, 2012	$ 6,400	$ 86,682,975	$ (23,312,088)	$ 2,416,007	$ 65,793,294
Net income	-	-	3,534,910	-	3,534,910
Net unrealized loss on securities available for sale	-	-	-	(8,654,045)	(8,654,045)
Change from defined benefit pension plan	-	-	-	(9,775)	(9,775)
Miscellaneous adjustment	-	-	5	-	5
Balance - September 30, 2013	$ 6,400	$ 86,682,975	$ (19,777,173)	$ (6,247,813)	$ 60,664,389

The accompanying condensed notes are an integral part of these consolidated financial statements.

METROPOLITAN NATIONAL BANK

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2013 and September 30, 2012
(Unaudited)

	9/30/2013	9/30/2012
Cash flows from operating activities		
Net income (loss)	$ 3,534,910	$ (2,703,623)
Adjustments to reconcile net income (loss) to net cash provided by operating activities		
Depreciation	2,284,702	2,688,514
Provision for loan losses	500,000	-
Net loss on sale of foreclosed assets	37,982	261,977
Write-down of foreclosed assets	772,950	6,686,847
Net premium amortization and discount accretion on investment securities	1,084,116	398,325
(Gain) loss on sale of premises and equipment	(27,887)	41,133
Changes in operating assets and liabilities		
Loans held for sale	13,836,542	(3,099,780)
Accrued interest receivable	86,126	367,910
Accrued interest payable	54,104	(304,787)
Other, net	114,180	2,732,095
Net cash provided by operating activities	22,277,725	7,068,611
Cash flows from investing activities		
Purchases of securities held to maturity	-	(51,932,200)
Purchases of securities available for sale	(112,860,144)	(72,022,684)
Sale of securities available for sale	-	979,617
Maturities and calls of securities available for sale	52,368,134	68,112,596
Maturities and calls of securities held to maturity	8,474,551	192,509
Proceeds from sale of foreclosed assets	7,092,944	13,974,850
Net decrease in loans	3,560,194	92,095,261
Proceeds from sale of premises and equipment	850,523	1,400
Purchases of premises and equipment	(385,347)	(809,515)
Net cash (used in) provided by investing activities	(40,899,145)	50,591,834
Cash flows from financing activities		
Net decrease in deposits	(36,256,073)	(45,737,419)
Short-term borrowings, net	4,112,167	(8,169,364)
Borrowings from Federal Home Loan Bank borrowings	4,436,000	5,331,825
Repayments on Federal Home Loan Bank borrowings	(4,638,828)	(5,571,172)
Net cash used by financing activities	(32,346,734)	(54,146,130)
Net (decrease) increase in cash and cash equivalents	(50,968,154)	3,514,315
Cash and cash equivalents - beginning of year	99,624,061	75,216,263
Cash and cash equivalents - end of period	$ 48,655,907	$ 78,730,578
Supplementary disclosures of cash flow information		
Cash paid during the year for interest on deposits and borrowed funds	$ 4,698,652	$ 5,057,544
Supplementary disclosures of noncash transactions		
Real estate acquired in settlement loan	$ 4,698,652	$ 5,057,544
Foreclosed asset sales through issuance of loans	$ -	$ 9,477,500

The accompanying condensed notes are an integral part of these consolidated financial statements.

METROPOLITAN NATIONAL BANK

Condensed Notes to Consolidated Financial Statements

(Unaudited)

1. **Summary of Significant Accounting Policies**

a. **Organization** – Metropolitan National Bank and Subsidiaries (the "Bank") provide traditional commercial and retail banking services primarily to its principal markets of Central and Northwest Arkansas. The accounting and reporting policies of the Bank and the methods of applying these policies conform with accounting principles generally accepted in the United States and with financial services industry practices. The Bank is subject to competition from other financial institutions, subject to the regulations of certain government agencies, and undergoes periodic examinations by regulatory authorities. The Bank owns 100% of the outstanding stock of Metropolitan Capital Management ("MCM"), Metropolitan Title Company, Inc. ("MTC") and Metropolitan Title Closing Services, Inc. ("MTCS"). MCM is an Arkansas corporation whose primary business is providing investment advisory and wealth management services to its clients. MTC is an Arkansas corporation whose primary business was providing title closing and escrow services to its clients. MTCS is an Arkansas corporation whose primary business was title closings. The Bank has sold the assets of MTC and MTCS to a nonaffiliated entity. The remaining account balances of MTC and MTCS are not significant and are not separately disclosed in the notes to consolidated financial statements.

All adjustments made to the unaudited financial statements were of a normal recurring nature. In the opinion on management, all adjustments necessary for a fair presentation of the results of interim periods have been made. Certain prior year amounts are reclassified to conform to current year classification. The consolidated balance sheet of the company as of December 31, 2012, has been derived from the audited consolidated balance sheet of the Bank as of that date. The results of operations for the period are not necessarily indicative of the results to be expected for the full year. Certain information and note disclosures normally included in the Bank's annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.

b. **Principles of consolidation** – The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

c. **Use of estimates** – In preparing consolidated financial statements in conformity with generally accepted accounting principles ("GAAP"), management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The determination of the adequacy of the allowance for loan losses and the valuation of foreclosed assets held for sale are based on estimates that are particularly susceptible to significant change in the economic environment and market conditions. In connection with the determination of the estimated losses on such assets, management obtains independent appraisals for significant collateral. The Bank's loans are generally secured by specific items of collateral including real property, consumer assets and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on local economic conditions.

Summary of Significant Accounting Policies (cont.)

While management uses available information to recognize losses on loans and foreclosed assets held for sale, further reductions in the carrying amounts of such assets may be necessary based on change in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on such assets.

Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on such assets may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

d. **Cash and cash flows** – For the purpose of presentation in the accompanying consolidated statement of cash flows, cash and cash equivalents is defined as those amounts included in the consolidated balance sheet captions "Cash and due from banks" and "Federal funds sold."

Cash flows from loans, either originated or acquired, are classified at that time according to management's original intent to either sell or hold the loan for the foreseeable future. When management's intent is to sell the loan, the cash flows of that loan are presented as operating cash flows. When management's intent is to hold the loan for the foreseeable future, the cash flows of that loan are presented as investing cash flows.

e. **Restrictions on cash and amounts due from banks** – The Bank is required to maintain average cash balances on hand or with the Federal Reserve Bank of St. Louis ("FRB"). The reserve balance was $25,000 at September 30, 2013 and December 31, 2012.

f. **Investment securities** – The Bank classifies its investment securities in one of three categories: trading, available for sale or held to maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held to maturity investments are those debt securities which the Bank has the ability and intent to hold until maturity. All other securities not included in trading or held to maturity are classified as available for sale. Management determines the appropriate classification of securities at the time of purchase and periodically reevaluates such designation.

Trading and available for sale securities are recorded at estimated fair value. Held to maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses on trading securities are included in earnings. Unrealized holding gains and losses, net of the related income tax effect, on available for sale securities are excluded from earnings and are reported as a separate component of other comprehensive income until realized. Transfers of securities between categories are recorded at fair value at the date of transfer. Realized gains and losses for securities classified as available for sale and held to maturity are included in earnings on a trade date basis and are derived using the specific identification method for determining the cost of securities sold.

Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned.

Summary of Significant Accounting Policies (cont.)

The Bank reviews its securities portfolio on a regular basis to determine if there are any conditions indicating that a security has other-than-temporary impairment. Factors considered in this determination include the length of time and the extent to which the market value has been below cost, the credit standing of the issuer, management's intent to sell and whether it is more likely than not that the Bank will have to sell the security before its market value recovers. Activity related to the credit loss component of other-than-temporary impairment is recognized in earnings. For debt securities, the portion of other-than-temporary impairment related to all other factors is recognized in accumulated other comprehensive income. Declines in the fair value of individual securities available for sale below their costs that are other than temporary result in write-downs of the individual securities to fair value. There were no such write-downs included in operations during 2013 or 2012. See Note 2 for discussion and details of other-than-temporary impairment.

g. **Loans** – The Bank grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by loans throughout Central and Northwest Arkansas. The ability of the Bank's debtors to honor their contracts is dependent upon the real estate and general economic conditions in these areas.

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans. Interest income is accrued on the unpaid principal balance, except for those loans classified as nonaccrual. The Bank's policy is generally to place a loan on nonaccrual status when payment of principal or interest is contractually past due 90 days, or earlier when concern exists as to the ultimate collection of principal and interest. Loans for which terms have been modified and for which the borrower is experiencing financial difficulties and a concession has been granted to the borrower by the Bank are considered troubled debt restructurings ("TDRs").

GAAP requires loan origination fees and certain direct loan origination costs to be capitalized and recognized as an adjustment to the yield of the related loan. However, such fees and costs are immaterial to the Bank's consolidated financial statements and, therefore, have not been capitalized.

Interest income on loans is recognized using the simple interest method on daily balances of the principal amounts outstanding. The accrual of interest on specific loans is discontinued when, in the opinion of management, there is doubt about the ability of the borrower to pay interest or principal as they become due. All interest accrued, but not collected for loans that are placed on nonaccrual or charged off, is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost recovery method until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

h. **Loans held for sale** – Loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or estimated fair value, as determined by aggregate outstanding

<u>Summary of Significant Accounting Policies</u> (cont.)

commitments from investors or current investor yield requirements. See Note 12 for discussion of determining fair value. At September 30, 2013 and December 31, 2012, loans held for sale consists primarily of residential real estate mortgage loans. Management classifies new residential real estate mortgage loans as held for sale based on intent, which is determined when the loans are underwritten. Residential real estate mortgage loans not designated as held for sale are retained based on available liquidity, interest rate risk management and other business purposes. Gains and losses on loans held for sale are included in other income. Servicing rights are not retained by the Bank on loans sold in the secondary market.

i. **Allowance for loan losses** – The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is probable. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due, according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case by case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the

Summary of Significant Accounting Policies (cont.)

loan's obtainable market price or the fair value of the collateral, if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

j. **Premises and equipment** – Land is carried at cost. Buildings and equipment are carried at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

k. **Foreclosed assets held for sale** – Real estate and repossessed personal properties acquired through or in lieu of loan foreclosure and repossessions are initially recorded at the lesser of current principal investment or fair value less estimated cost to sell at the date of foreclosure or repossession. Valuations of these assets are periodically reviewed by management with the carrying value of such assets adjusted to the then estimated fair value, net of estimated selling costs, if lower, until disposition. Gains and losses from the sale of foreclosed assets, repossessions and other real estate are recorded in other income. Expenses related to maintaining these properties are included in other expense.

l. **Intangible assets** – Intangible assets include goodwill, which is the excess of cost over the fair value of net assets of acquired businesses, and other identifiable intangibles are included in other assets in the accompanying consolidated balance sheet. Other identifiable intangible assets include customer relationships.

Identifiable intangible assets are amortized over their estimated useful lives on the straight-line basis. In accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 350-10, "Goodwill and Other Intangible Assets," identifiable intangible assets along with goodwill are reviewed at least annually, usually in the fourth quarter, for events or circumstances that could impact the recoverability of the assets. These events could include loss of business, increased competition or adverse changes in the economy. To the extent other identifiable intangible assets are deemed unrecoverable; impairment losses are recorded in other noninterest expenses to reduce the carrying amount. Goodwill recorded on the Bank's books represents purchase price over identifiable intangible assets of the Bank's subsidiary, MCM. During 2012, management tested the goodwill of MCM for impairment and recognized an impairment of $500,000 during the fourth quarter. The MCM goodwill impairment is a noncash transaction included in other expenses in the accompanying consolidated statement of operations.

m. **Income taxes** – The Bank and its subsidiaries file consolidated income tax returns with its parent company, RBI. The separate income tax provision of the Bank is determined in accordance with

Summary of Significant Accounting Policies (cont.)

an allocation agreement between it and its parent company, which provides that such provision will essentially be determined on a separate return basis.

Income taxes are provided for the tax effects of the transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of the allowance for loan losses, pension cost, accumulated depreciation and net operating loss carryforwards. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

The Bank's policy with respect to evaluating uncertain tax positions is based upon whether management believes an uncertain tax position is more likely than not to be sustained upon review by the taxing authorities, then the Bank shall initially and subsequently measure the uncertain tax positions as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The tax positions must meet the more-likely-than-not recognition threshold with consideration given to the amounts and probabilities of the outcomes that could be realized upon settlement using the facts, circumstances and information at the reporting date. The Bank will reflect only the portion of the tax benefit that will be sustained upon resolution of the position and applicable interest on the portion of the tax benefit not recognized. Based upon management's assessment, there are no uncertain tax positions expected to have a material impact on the Bank's consolidated financial statements.

The Bank is no longer subject to U.S. federal and state tax examinations by tax authorities for years before 2009. The Bank's federal and state tax returns are not currently under examination. The Bank recognizes interest and penalties related to unrecognized tax benefits in income tax expense. During the nine months ended September 30, 2013 and the year ended December 31, 2012 , the Bank did not recognize any interest or penalties. The Bank did not have any interest or penalties accrued at September 30, 2013 or December 31, 2012.

n. **Accumulated other comprehensive income** – Accounting principles generally require that recognized revenue, expenses, gains and losses be included in operations. Although certain changes in assets and liabilities, such as unrealized gains and losses on securities available for sale, are reported as a separate component of the equity section in the accompanying consolidated balance sheet, such items, along with net loss, are components of comprehensive income (loss).

Accumulated other comprehensive income consists of unrealized gains and losses on securities available for sale and change from defined benefit pension plan, net of related tax effect, as disclosed in the accompanying consolidated statement of stockholders' equity.

Summary of Significant Accounting Policies (cont.)

o. **Revenue recognition** – The largest source of revenue for the Bank is interest income. Interest income is recognized on an accrual basis driven by nondiscretionary formulas based on written contracts, such as loan agreements or securities contracts. Credit-related fees, including letter of credit fees, are recognized in other income when earned. The Bank recognizes commission revenue, exchange and clearance fees on a trade-date basis. Other types of noninterest revenues, such as service charges on deposit accounts and trust revenues, are recognized into income as services are provided and the amount of fees earned are reasonably determinable.

p. **Advertising and marketing costs** – All advertising and marketing costs are expensed as incurred. Total advertising and marketing costs are disclosed in the accompanying consolidated statement of operations.

q. **Earnings per share** – Basic per share amounts are computed by dividing net income (the numerator) by the weighted average number of common shares outstanding (the denominator) during each period. MNB's capital structure is not considered to be complex; therefore, MNB is only required to disclose basic earnings per share. There are no diluted per share amounts to disclose. The number of weighted average shares outstanding was 640,000 for 2013 and 2012.

r. **Interest rate risk** – The Bank's asset base is exposed to risk including risks resulting from changes in interest rates and changes in the timing of cash flows. Management monitors the effect of such risks by considering the mismatch of the maturities of its assets and liabilities in the current interest rate environment and the sensitivity of assets and liabilities to changes in interest rates. Management has considered the effect of significant increases and decreases in interest rates and believes such changes, if they occurred, would be manageable and would not affect the ability of the Bank to hold its assets to maturity.

s. **Off-balance sheet financial instruments** – In the ordinary course of business, the Bank has entered into commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded.

The Bank enters into commitments to originate loans whereby the interest rate on the loan is determined prior to funding (rate lock commitments). These rate lock agreements expose the Bank to the risk of loss from fluctuations in market interest rates. In addition, the Bank also enters into forward sale commitments for the sale of its mortgage loan originations in order to reduce its market risk. GAAP requires that rate lock commitments on mortgage loans that are intended to be sold be recorded as derivative assets or liabilities in the consolidated balance sheet and measured at fair value. However, due to the short-term nature and the simultaneous forward sale commitments, such amounts are immaterial to the Bank's consolidated financial statements and, therefore, have not been capitalized.

t. **Significant group concentrations of credit risk** – The Bank's activities are primarily with customers located within Central and Northwest Arkansas market areas. Note 2 discusses the types of securities the Bank invests in. Note 3 discusses the types of lending the Bank engages in. The Bank does not have any significant concentrations with any individual customer. However,

Summary of Significant Accounting Policies (cont.)

there are significant concentrations of credit risk in the Bank's commercial real estate and land development loan portfolios.

u. **Trust fees and assets** – Trust fees are recorded on the cash basis in accordance with customary banking practices, which does not differ materially from the accrual method. Property, other than cash deposits, held by the Bank in fiduciary or agency capacities for its customers are not included in the accompanying consolidated balance sheet since such items are not assets of the Bank.

v. **Recent accounting pronouncements** – In July 2012, the FASB issued ASU 2012-02, "Intangibles – Goodwill and Other (Topic 350) – Testing Indefinite-Lived Intangible Assets for Impairment." ASU 2012-02 gives an entity the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that an indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that an indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with ASC 350-30, "General Intangibles other than Goodwill." The amendments applicable to this update are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The Bank is evaluating the adoption of ASU 2012-02 and the effect it will have on the Bank's consolidated financial statements.

In February 2013, the FASB issued ASU 2013-02, "Balance Sheet (Topic 220) – Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income." ASU 2013-02 will require enhanced disclosure of significant reclassifications out of accumulated other comprehensive income. ASU 2013-02 is effective for periods beginning after December 15, 2013. This ASU requires only additional disclosures concerning significant reclassifications out of accumulated other comprehensive income and, accordingly, the adoption will not affect the Bank's financial condition, results of operations or cash flows.

2. Securities Available For Sale

The following table presents the amortized cost and estimated fair value of investment securities at September 30, 2013 and December 31, 2012.

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
September 30, 2013				
Held-to-maturity				
U.S. Government and agency	$ 36,058,044	-	$ 1,051,492	$ 35,006,552
Corporate bonds	4,795,768	23,850	109,608	4,710,010
Mortgage-backed and collateralized mortgage obligations	32,082,696	22,404	1,509,237	30,595,863
State and municipal	18,847,043	1,101	846,531	18,001,613
	$ 91,783,551	$ 47,355	$ 3,516,868	$ 88,314,038
Available-for-sale				
U.S. Government and agency	$ 64,007,670	$ 1,713	$ 2,962,395	$ 61,046,988
Corporate bonds	1,486,939	-	31,624	1,455,315
Mortgage-backed and collateralized mortgage obligations	75,047,023	792,703	2,083,558	73,756,168
State and municipal	63,737,201	1,151,818	1,218,791	63,670,228
	$ 204,278,833	$ 1,946,234	$ 6,296,368	$ 199,928,699
December 31, 2012				
Held-to-maturity				
U.S. Government and agency	$ 39,075,093	$ 19,003	$ 82,418	$ 39,011,678
Corporate bonds	4,861,088	25,401	14,974	4,871,515
Mortgage-backed and collateralized mortgage obligations	37,855,769	65,621	77,162	37,844,228
State and municipal	18,997,044	62,722	154,370	18,905,396
	$ 100,788,994	$ 172,747	$ 328,924	$ 100,632,817
Available-for-sale				
U.S. Government and agency	$ 30,487,162	$ 115,455	-	$ 30,602,617
Corporate bonds	885,728	-	15,085	870,643
Mortgage-backed and collateralized mortgage obligations	62,915,308	2,016,231	4,881	64,926,658
State and municipal	50,051,851	2,228,370	36,180	52,244,041
	$ 144,340,049	$ 4,360,056	$ 56,146	$ 148,643,959

Securities Available for Sale (cont.)

The following table shows estimated fair value of investment securities held to maturity and available for sale having gross unrealized losses and the amount of such unrealized losses, aggregated by investment category and length of time that individual investment securities have been in a continuous unrealized loss position at September 30, 2013 and December 31, 2012.

	Less than 12 Months		Over 12 Months		Total	
	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value
September 30, 2013						
Held-to-maturity						
U.S. Government and agency	$ 866,374	$ 29,151,670	$ 185,118	$ 5,854,882	$ 1,051,492	$ 35,006,552
Corporate bonds	109,608	1,614,330	-	-	109,608	1,614,329
Mortgage-backed and collateralized mortgage obligations	1,432,615	26,023,194	76,622	891,383	1,509,237	26,914,577
State and municipal	550,358	11,568,878	296,173	6,305,283	846,531	17,874,161
	$ 2,958,955	$ 68,358,072	$ 557,913	$ 13,051,548	$ 3,516,868	$ 81,409,619
September 30, 2013						
Available-for-sale						
U.S. Government and agency	$ 2,962,395	$ 60,039,230	$ -	$ -	$ 2,962,395	$ 60,039,230
Corporate bonds	18,075	565,286	13,549	890,030	31,624	1,455,315
Mortgage-backed and collateralized mortgage obligations	2,081,990	43,511,805	1,568	194,947	2,083,558	43,706,752
State and municipal	1,094,735	27,376,050	124,056	869,914	1,218,791	28,245,964
	$ 6,157,195	$ 131,492,370	$ 139,173	$ 1,954,891	$ 6,296,368	$ 133,447,261
December 31, 2012						
Available-for-sale						
U.S. Government and agency	$ -	$ -	$ -	$ -	$ -	$ -
Corporate bonds	-	-	15,085	810,000	15,085	810,000
Mortgage-backed and collateralized mortgage obligations	4,881	2,136,057	-	-	4,881	2,136,057
State and municipal	36,180	6,129,560	-	-	36,180	6,129,560
	$ 41,061	$ 8,265,617	$ 15,085	$ 810,000	$ 56,146	$ 9,075,617

Securities Available for Sale (cont.)

In evaluating the Bank's unrealized loss positions for other-than-temporary impairment, management considers the credit quality of the issuer, the nature and cause of the unrealized loss and the severity and duration of the impairments and other factors. At September 30, 2013 and December 31, 2012, management determined the unrealized losses were the result of fluctuations in interest rates and did not reflect deteriorations of the credit quality of the investments. Accordingly, management considers these unrealized losses to be temporary in nature. The Bank does not have the intent to sell these investment securities with unrealized losses and, more likely than not, will not be required to sell these investment securities before fair value recovers to amortized cost.

The following table shows the amortized cost and estimated fair value of investment securities by maturity or estimated date of repayment at September 30, 2013.

	Amortized Cost	Estimated Fair Value
Held-to-maturity		
Due in one year or less	$ -	$ -
Due from one to five years	36,320,486	35,637,061
Due from five to ten years	18,793,937	17,950,759
Due after ten years	29,039,722	27,438,949
Mortgage backed securities	7,629,406	7,287,269
	$ 91,783,551	$ 88,314,038
Available-for-sale		
Due in one year or less	$ 10,000	$ 10,000
Due from one to five years	39,995,906	39,306,647
Due from five to ten years	62,401,222	60,172,458
Due after ten years	91,318,403	89,961,108
Mortgage-backed securities	10,553,303	10,478,486
	$ 204,278,833	$ 199,928,699

For purpose of this maturity distribution, all investment securities are shown based on their contractual maturity date. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or repayment penalties.

Investment securities were pledged to secure repurchase agreements, public deposits, and for other purposes required or permitted by law. At September 30, 2013 and December 31, 2012 , the carrying amount of these investment securities was $101,566,801 and $96,569,711, respectively.

Securities Available for Sale (cont.)

Gross gains of $0 and $10,383 were realized for the nine months ended September 30, 2013 and 2012, respectively, on the sale of securities available for sale. There were no gross losses realized for the nine months ended September 30, 2013 or 2012 on the sale of securities available for sale. There were no sales of securities held to maturity for the nine months ended September 30, 2013 or 2012.

3. Loans

Loans receivable consist of the following:

	9/30/2013	12/31/2012
Gross loans receivables and loans held for sale	$ 497,078,971	$ 517,485,152
Allowance for loan losses	(18,850,612)	(18,055,065)
Net loans receivables and loans held for sale	$ 478,228,359	$ 499,430,087
Amounts recognized in the consolidated balance sheet		
Net loans receivables	$ 470,396,211	$ 477,761,397
Loans heald for sale	7,832,148	21,668,690
Net loans receivables and loands held for sale	$ 478,228,359	$ 499,430,087

The Bank's credit quality indicators consist of an internal grading system analysis used to assign grades to all loans and leases. The grade for each individual loan or lease is determined by the account officer and other approving officers at the time the loan or lease is made. In addition, there are changes from time to time to reflect an ongoing assessment of loan or lease risk. Grades are reviewed monthly for all past due loans and leases as a part of past due meetings held by senior management, monthly for all nonaccrual and special reserve loans and leases, and annually as part of the Bank's internal loan review process. In addition, individual loan grades are reviewed in connection with all renewals, extensions and modifications. The following categories of credit quality indicators are used by the Bank, as reflected in the table that follows.

Satisfactory – Loans and leases in the category are considered to be a satisfactory credit risk and are generally considered to be collectible in full.

Moderate – Loans and leases in the category are considered to be a marginally satisfactory credit risk and are generally considered to be collectible in full.

Loans (cont.)

Watch – Loans and leases in the category are presently protected from apparent loss, however, weaknesses exist which could cause future impairment of repayment of principal or interest.

Substandard – Loans and leases in this category are characterized by deterioration in quality exhibited by a number of weaknesses requiring corrective action and posing risk of some loss.

The following is a summary of credit quality indicators for the Bank's loans and loans held for sale:

	Risk Rated Loans and Leases				
September 30, 2013	Satisfactory	Moderate	Watch	Substandard	Total
Mortgage loans secured by real estate					
Closed-end residential 1-4 family	$ 65,569,570	$ 17,827,263	$ 421,050	$ 10,087,151	$ 93,905,034
Revolving residential 1-4 family	17,026,430	444,394	-	398,889	17,869,713
Nonfarm nonresidential properties	48,965,236	121,760,014	4,895,330	17,214,138	192,834,718
Construction, land development & other land loans	4,923,572	28,552,116	861,042	24,628,884	58,965,614
Multifamily loans	14,124,233	35,776,298	-	-	49,900,531
Total mortgage loans secured by real estate	150,609,041	204,360,085	6,177,422	52,329,062	413,475,610
Commercial and industrial loans	34,758,134	12,968,638	458,550	19,671,513	67,856,835
Loans to individuals					
Consumer loans	14,407,121	171,644	-	136,994	14,715,759
All other loans	1,030,766	-	-	-	1,030,766
Total loans and loans held for sale	$ 200,805,062	$217,500,367	$ 6,635,972	$ 72,137,569	$ 497,078,971
December 31, 2012					
Mortgage loans secured by real estate					
Closed-end residential 1-4 family	$ 73,060,258	$ 17,300,155	$ 2,497,567	$ 12,254,950	$ 105,112,930
Revolving residential 1-4 family	15,484,865	623,779	49,755	442,421	16,600,820
Nonfarm nonresidential properties	48,149,249	109,461,026	8,961,382	21,943,322	188,514,979
Construction, land development & other land loans	3,015,730	34,255,125	771,643	26,390,105	64,432,603
Multifamily loans	18,829,614	40,804,197	-	1,114,338	60,748,149
Total mortgage loans secured by real estate	158,539,716	202,444,282	12,280,347	62,145,136	435,409,481
Commercial and industrial loans	27,886,069	11,368,443	4,083,192	24,378,629	67,716,333
Loans to individuals					
Consumer loans	12,136,023	160,648	-	150,062	12,446,733
All other loans	1,550,484	362,121	-	-	1,912,605
Total loans and loans held for sale	$ 200,112,292	$214,335,494	$ 16,363,539	$ 86,673,827	$ 517,485,152

Loans (cont.)

The following is an aging analysis of past due loans and loans held for sale:

	Loans Past Due 30-59 Days	Loans Past Due 60-89 Days	Loans Past Due 90 + Days	Total Past Due	Nonaccrual	Current Loans	Total Loans
September 30, 2013							
Mortgage loans secured by real estate							
Closed-end residential 1-4 family	$ 872,561	$ 29,732	$ -	$ 902,293	$ 4,342,181	$ 88,660,560	$ 93,905,034
Revolving residential 1-4 family	-	39,793	-	39,793	110,709	17,719,211	17,869,713.33
Nonfarm nonresidential properties	1,697,849	-	-	1,697,849	7,356,266	183,780,603	192,834,717.89
Construction, land development and other land loans	27,620	120,960	-	148,580	2,126,689	56,690,345	58,965,614.28
Multifamily loans	-	-	-	-	-	49,900,531	49,900,531.36
Total mortgage loans secured by real estate secured by real estate	2,598,030	190,485	-	2,788,515	13,935,845	396,751,251	413,475,611
Commercial and industrial loans	32,231	-	-	32,231	12,640,785	55,183,819	67,856,835
Loans to individuals							
Consumer loans	-	-	-	-	88,813	14,626,946	14,715,759
All other loans	-	-	-	-	-	1,030,766	1,030,766
Total loans and loans held for sale	$ 2,630,261	$ 190,485	$ -	$ 2,820,746	$ 26,665,443	$ 467,592,782	$ 497,078,971
December 31, 2012							
Mortgage loans secured by real estate							
Closed-end residential 1-4 family	$ 2,847,181	$ 96,109	$ -	$ 2,943,290	$ 6,328,944	$ 95,840,696	$ 105,112,930
Revolving residential 1-4 family	-	-	-	-	195,797	16,405,023	16,600,820.00
Nonfarm nonresidential properties	44,223	-	-	44,223	7,779,129	180,691,627	188,514,979.00
Construction, land development and other land loans	-	-	-	-	1,076,073	63,356,530	64,432,603.00
Multifamily loans	-	-	-	-	-	60,748,149	60,748,149.00
Total mortgage loans secured by real estate secured by real estate	2,891,404	96,109	-	2,987,513	15,379,943	417,042,025	435,409,481
Commercial and industrial loans	117,797	498,177	-	615,974	17,046,639	50,053,720	67,716,333
Loans to individuals							
Consumer loans	4,653	113	-	4,766	84,015	12,357,952	12,446,733
All other loans	-	-	-	-	-	1,912,605	1,912,605
Total loans and loans held for sale	$ 3,013,854	$ 594,399	$ -	$ 3,608,253	$ 32,510,597	$ 481,366,302	$ 517,485,152

METROPOLITAN NATIONAL BANK

Condensed Notes to Consolidated Financial Statements

(Unaudited)

Loans (cont.)

The following is a summary of the change in the Bank's allowance for loan and lease losses ("ALLL"):

	Allowance at January 1	Provision for loan losses	Recoveries	Loans charged off	Allowance at September 30
September 30, 2013					
Mortgage loans secured by real estate					
Closed-end residential 1-4 family	$ 3,403,789	$ 52,141	$ 77,000	$ 692,799	$ 2,840,131
Revolving residential 1-4 family	380,336	45,847	2,000	23,624	404,559
Nonfarm nonresidential properties	5,578,307	1,117,968	47,000	380,919	6,362,356
Construction, land development and other land loans	2,953,828	(1,552,353)	1,377,000	30,600	2,747,875
Multifamily loans	1,261,108	(365,259)	108,000	-	1,003,849
Total mortgage loans secured by real estate	13,577,368	(701,656)	1,611,000	1,127,942	13,358,770
Commercial and industrial loans	2,030,045	(416,502)	216,000	96,309	1,733,234
Loans to individuals					
Consumer loans	167,176	44,651	28,000	43,529	196,298
All other loans	59,741	279,863	-	291,673	47,931
Unallocated	2,220,735	1,293,644	-	-	3,514,379
Total	$ 18,055,065	$ 500,000	$ 1,855,000	$ 1,559,453	$ 18,850,612
December 31, 2012					
Mortgage loans secured by real estate					
Closed-end residential 1-4 family	$ 4,865,146	$ 1,517,608	$ 113,874	$ 3,092,839	$ 3,403,789
Revolving residential 1-4 family	239,580	129,938	10,818	-	380,336
Nonfarm nonresidential properties	9,128,682	(2,375,587)	20,409	1,195,197	5,578,307
Construction, land development and other land loans	6,570,474	(4,186,943)	2,415,983	1,845,686	2,953,828
Multifamily loans	2,292,088	(1,958,613)	1,270,821	343,188	1,261,108
Total mortgage loans secured by real estate	23,095,970	(6,873,597)	3,831,905	6,476,910	13,577,368
Commercial and industrial loans	1,625,088	441,622	335,065	371,730	2,030,045
Loans to individuals					
Consumer loans	258,908	(83,632)	59,754	67,854	167,176
All other loans	31,395	33,683	-	5,337	59,741
Unallocated	1,238,811	981,924	-	-	2,220,735
Total	$ 26,250,172	$ (5,500,000)	$ 4,226,724	$ 6,921,831	$ 18,055,065

METROPOLITAN NATIONAL BANK

Condensed Notes to Consolidated Financial Statements

(Unaudited)

Loans (cont.)

The following is a summary of the Bank's ALLL:

	ALLL for Individually Evaluated Impaired Loans and Leases	ALLL for All Other Loans and Leases	Total ALLL
September 30, 2013			
Mortgage loans secured by real estate			
Closed-end residential 1-4 family	$ 50,000	$ 2,790,131	$ 2,840,131
Revolving residential 1-4 family	-	404,559	404,559
Nonfarm nonresidential properties	400,000	5,962,356	6,362,356
Construction, land development & other land loans	-	2,747,875	2,747,875
Multifamily loans	-	1,003,849	1,003,849
Total mortgage loans secured by real estate	450,000	12,908,770	13,358,770
Commercial and industrial loans	2,500,000	(766,766)	1,733,234
Loans to individuals			
Consumer loans	-	196,298	196,298
All other loans	49,066	(1,135)	47,931
Unallocated	-	3,514,379	3,514,379
Total	$ 2,999,066	$ 15,851,546	$ 18,850,612
December 31, 2012			
Mortgage loans secured by real estate			
Closed-end residential 1-4 family	$ 100,000	$ 3,303,789	$ 3,403,789
Revolving residential 1-4 family	-	380,336	380,336
Nonfarm nonresidential properties	600,000	4,978,307	5,578,307
Construction, land development & other land loans	-	2,953,828	2,953,828
Multifamily loans	-	1,261,108	1,261,108
Total mortgage loans secured by real estate	700,000	12,877,368	13,577,368
Commercial and industrial loans	1,700,000	330,046	2,030,046
Loans to individuals			
Consumer loans	-	167,176	167,176
All other loans	59,740	-	59,740
Unallocated	-	2,220,735	2,220,735
Total	$ 2,459,740	$ 15,595,325	$ 18,055,065

METROPOLITAN NATIONAL BANK

Condensed Notes to Consolidated Financial Statements

(Unaudited)

Loans (cont.)

The following is a summary of impaired loans and loans held for sale:

	Principal Balance	Net Charge-offs Life to Date	Principal Balance, Net of Charge-offs	Specific Allowance	Carrying Value	Average Value	Interest Income Recognized
September 30, 2013							
Mortgage loans secured by real estate							
Closed-end residential 1-4 family	$ 4,342,181	$ 922,828	$ 3,419,353	$ 50,000	$ 3,369,353	$ 3,855,767	$ 81,295
Revolving residential 1-4 family	110,709	-	110,709	-	110,709	110,709	-
Nonfarm nonresidential properties	7,356,266	719,421	6,636,845	400,000	6,236,845	6,796,556	21,430
Construction, land development and other land loans	2,126,689	297,742	1,828,947	-	1,828,947	1,977,818	68
Multifamily loans	-	-	-	-	-	-	-
Total mortgage loans secured by real estate	13,935,845	1,939,991	11,995,854	450,000	11,545,854	12,740,850	102,793
Commercial and industrial loans	12,640,785	22,747	12,618,038	2,500,000	10,118,038	11,379,412	436,717
Loans to individuals							
Consumer loans	88,813	-	88,813	-	88,813	88,813	3,710
All other loans	-	-	-	49,066	-	-	-
Total loans and loans held for sale	$ 26,665,443	$ 1,962,738	$ 24,702,705	$ 2,999,066	$21,752,705	$ 24,209,074	$ 543,220
December 31, 2012							
Mortgage loans secured by real estate							
Closed-end residential 1-4 family	$ 7,535,384	$ 1,206,440	$ 6,328,944	$ 100,000	$ 6,228,944	$ 6,882,164	$ 1,836
Revolving residential 1-4 family	195,797	-	195,797	-	195,797	195,797	159
Nonfarm nonresidential properties	8,509,325	730,196	7,779,129	600,000	7,179,129	7,844,227	67,586
Construction, land development and other land loans	1,403,925	327,852	1,076,073	-	1,076,073	1,239,999	677,977
Multifamily loans	-	-	-	-	-	-	-
Total mortgage loans secured by real estate	17,644,431	2,264,488	15,379,943	700,000	14,679,943	16,162,187	747,558
Commercial and industrial loans	17,725,390	678,751	17,046,639	1,700,000	15,346,639	16,536,015	12,896
Loans to individuals							
Consumer loans	91,212	7,197	84,015	59,740	24,275	87,614	8,737
All other loans	-	-	-	-	-	-	-
Total loans and loans held for sale	$ 35,461,033	$ 2,950,436	$ 32,510,597	$ 2,459,740	$30,050,857	$ 32,785,816	$ 769,191

Loans (cont.)

The Bank had loans restructured in TDRs that are in compliance with their modified terms and loans restructured in TDRs that are not in compliance with their modified terms. The following is a summary of these TDRs:

	Troubled Debt Restructurings Beginning Balance	New Loan Restructurings	Loans Paid Off	Troubled Debt Restructurings Ending Balance	Loans not in Compliance with the Restructured Terms
September 30, 2013					
Mortgage loans secured by real estate					
Closed-end residential 1-4 family	$ 1,605,207	$ -	$ 262,342	$ 1,342,865	$ 1,342,865
Revolving residential 1-4 family	61,527	-	-	61,527	-
Nonfarm nonresidential properties	5,836,501	-	263,293	5,573,208	5,573,208
Construction, land development and other land loans	334,392	-	14,229	320,163	320,163
Multifamily loans	12,893,780	-	12,893,780	-	-
Total mortgage loans secured by real estate	20,731,407	-	13,433,644	7,297,763	7,236,236
Commercial and industrial loans	12,957,731	-	870,384	12,087,347	12,087,347
Loans to individuals					
Consumer loans	-	-	-	-	-
All other loans	-	-	-	-	-
Total	$ 33,689,138	$ -	$ 14,304,028	$ 19,385,110	$ 19,323,583
December 31, 2012					
Mortgage loans secured by real estate					
Closed-end residential 1-4 family	$ 12,947,327	$ -	$ 11,342,120	$ 1,605,207	$ 1,477,546
Revolving residential 1-4 family	68,907	-	7,380	61,527	-
Nonfarm nonresidential properties	19,936,603	-	14,100,102	5,836,501	5,836,501
Construction, land development and other land loans	23,326,367		22,991,975	334,392	334,392
Multifamily loans	13,261,606	84,011	451,837	12,893,780	78,732
Total mortgage loans secured by real estate	69,540,810	84,011	48,893,414	20,731,407	7,727,171
Commercial and industrial loans	3,233,858	9,963,949	240,076	12,957,731	12,938,703
Loans to individuals					
Consumer loans	-	-	-	-	-
All other loans	-	-	-	-	-
Total	$ 72,774,668	$ 10,047,960	$ 49,133,490	$ 33,689,138	$ 20,665,874

Overdraft demand deposit accounts totaling $1,030,766 and $989,116 were included in consumer loans at September 30, 2013 and December 31, 2012, respectively.

Loans (cont.)

As of September 30, 2013 and December 31, 2012 and, loans serviced for various investors, which are not reflected in the accompanying consolidated balance sheet, were $83,321,131 and $88,433,407, respectively. These amounts resulted from the sale of participations in originated loans.

There were no material commitments to lend additional funds to borrowers whose loans were classified as impaired at September 30, 2013 and December 31, 2012.

4. Premises and Equipment

Premises and equipment consist of the following:

	9/30/2013	12/31/2012
Land	$ 26,638,111	$ 27,488,634
Buildings and improvements	58,797,931	58,804,812
Furniture and equipment	23,158,382	23,526,890
Construction in progress	56,663	920
	108,651,087	109,821,256
Accumulated depreciation	(33,402,195)	(31,850,373)
	$ 75,248,892	$ 77,970,883

The Bank leases certain premises and equipment under operating leases for varying periods of time. Some leases contain renewal options and provide for periodic adjustment of rentals based on specified annual percentage increases.

5. Short-Term Borrowings

Short-term borrowings consist of securities sold under agreements to repurchase in the amount of $36,657,044 and $32,544,877 at September 30, 2013 and December 31, 2012, respectively. Securities sold under agreements to repurchase generally mature within one to four days from the transaction date or are due on demand. Generally, the Bank collateralizes repurchase agreements with a blanket pledge of certain debt securities.

The Bank has a credit agreement with the FHLB, which expires December 5, 2013, that provides for borrowings of up to $10,000,000 on a revolving credit basis. While no funds have been disbursed to the Bank under this agreement, it has been pledged entirely to collateralize public funds included in deposits.

6. Federal Home Loan Bank Borrowings

FHLB borrowings consist of advances from the FHLB of Dallas totaling $17,047,553 and $17,250,381 at September 30, 2013 and December 31, 2012 , respectively, with a weighted-average interest rate of 0.35% and 1.52%, respectively. Such advances are collateralized by FHLB stock and a blanket assignment of qualifying family first mortgage loans.

Annual aggregate maturities of the FHLB borrowings are as follows:

2013	$ 16,449,466
2014	55,453
2015	43,620
2016	38,376
2017	40,310
Thereafter	420,329
	$ 17,047,553

METROPOLITAN NATIONAL BANK

Condensed Notes to Consolidated Financial Statements

(Unaudited)

7. Accumulated Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) consists of the following:

	Unrealized Gains (Losses) on Securities	Change from Defined Benefit Pension Plan	Accumulated Other Comprehensive Income (Loss)
Balance - January 1, 2012	$ 2,630,185	$ (1,887,904)	$ 742,281
Unrealized holdings gains arising during year	1,512,742	-	1,512,742
Less reclassification adjustment	(10,383)	-	(10,383)
Unrealized gains on securities available for sale	1,502,359	-	1,502,359
Actuarial loss arising during the year	-	(28,859)	(28,859)
Less amounts included in net periodic pension cost			
Amortization of actuarial loss	-	130,645	130,645
Amortization of prior service credit	-	(101,786)	(101,786)
Change from defined benefit pension plan	-	-	-
Balance - September 30, 2012	4,132,544	(1,887,904)	2,244,640
Unrealized holdings gains arising during year	171,367	-	171,367
Less reclassification adjustment	-	-	-
Unrealized gains on securities available for sale	171,367	-	171,367
Actuarial loss arising during the year	-	(9,619)	(9,619)
Less amounts included in net periodic pension cost			
Amortization of actuarial loss	-	43,548	43,548
Amortization of prior service credit	-	(33,929)	(33,929)
Change from defined benefit pension plan	-	-	-
Balance - December 31, 2012	4,303,911	(1,887,904)	2,416,007
Unrealized holdings loss arising during year	(8,654,045)	-	(8,654,045)
Less reclassification adjustment	-	-	-
Unrealized loss on securities available for sale	(8,654,045)	-	(8,654,045)
Actuarial loss arising during the year	-	(9,775)	(9,775)
Less amounts included in net periodic pension cost			
Amortization of actuarial loss	-	-	-
Amortization of prior service credit	-	-	-
Change from defined benefit pension plan	-	(9,775)	(9,775)
Balance - September 30, 2013	$ (4,350,134)	$ (1,897,679)	$ (6,247,813)

8. Income Taxes

It is more likely than not, that the deferred tax asset will not be used, and a valuation allowance methodology is utilized.

9. Consent Order

On May 22, 2008, the Bank entered into a supervisory agreement with the OCC, the Bank's primary regulator, in response to concerns raised in the Bank's 2008 regulatory examination and to address the current economic environment facing the banking industry. On March 21, 2012, the OCC terminated the supervisory agreement and the Bank entered into a consent order with the OCC. The consent order was issued in response to noncompliance with certain articles within the supervisory agreement and narrowed the articles necessary for compliance. The consent order requires, among other things:

- Certain measures to improve the Bank's capital position, maintain liquidity ratios, reduce the level of nonperforming assets, reduce loan concentrations in the commercial real estate portfolio and ensure the reserve for loan losses is maintained at an appropriate level.

- Continued enhancement of management, Board of Directors and Compliance Committee oversight; and

- Strengthening the Bank's capital position, including a requirement that the Bank maintain a minimum Tier 1 capital ratio of 8.0% of adjusted total assets and a minimum total risk-based capital ratio of 12.0% of risk-weighted assets.

The consent order prohibits the Bank from paying dividends on its common stock and accepting brokered deposits until the OCC issues a written notice of nonobjection. The consent order will remain in effect until modified, suspended or terminated by the OCC.

10. Regulatory Matters

Dividend Restriction

At September 30, 2013 the Bank was restricted from the declaration of a dividend without written regulatory approval, as described in Note 9.

Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct

Regulatory Matters (cont.)

material effect on the Bank's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off balance sheet items, as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy requires the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and Tier I capital to average assets (as defined). As of September 30, 2013 and December 31, 2012 , management believes the Bank met the minimum capital adequacy requirements to which it is subject.

As of September 30, 2013, the Bank was under a consent order with the OCC, as described in Note 9. The requirement in this consent order required the Bank to meet and maintain specific capital levels. The Bank may not be deemed to be "well capitalized," regardless of capital levels, for purposes of 12 U.S.C. 1831 and 12 C.F.R. Part 6 pursuant to 12 C.F.R. 6.4(b)(1)(iu).

The OCC has required the Bank to maintain a ratio of 12.0% (as opposed to well capitalized rate of 10% and the minimum capital rate of 8%) with respect to total risk-based capital to risk-weighted assets and a ratio of 8% (as opposed to well capitalized rate of 5% and the minimum capital rate of 4%) with respect to core (Tier 1) capital. As disclosed in the table below, the Bank has failed to maintain capital at levels agreed to with the OCC.

The Bank's capital amounts, stated in thousands, and ratios are presented in the following table:

	Actual		Minimum Capital Requirement		Required Capital Per OCC Directive	
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of September 30, 2013						
Total capital (to Risk-Weighted Assets)	$ 74,989	11.3%	$ 53,289	8.0%	$ 79,889	12.0%
Tier 1 Capital (to Risk-Weighted Assets)	66,532	10.0%	26,632	4.0%	N/A	N/A
Tier 1 Capital (to Average Assets)	66,532	6.8%	39,132	4.0%	78,232	8.0%
As of December 31, 2012						
Total capital (to Risk-Weighted Assets)	$ 71,564	10.5%	$ 54,321	8.0%	$ 81,481	12.0%
Tier 1 Capital (to Risk-Weighted Assets)	62,957	9.3%	27,160	4.0%	N/A	N/A
Tier 1 Capital (to Average Assets)	62,957	6.3%	39,870	4.0%	79,740	8.0%

11. Off-Balance Sheet Activities

In the normal course of business, the Bank has outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying consolidated financial statements. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the accompanying consolidated balance sheet.

At September 30, 2013 and December 31, 2012, financial instruments with the following outstanding contract amounts represent credit risk:

	9/30/2013	12/31/2012
Commitments to grant loans	$ 17,717,367	$ 5,589,906
Unfunded commitments under lines of credit	49,567,832	53,459,155
Standby letters of credit	1,060,385	1,171,775

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case by case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Unfunded commitments under certain commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are uncollateralized and may not be drawn upon to the total extent to which the Bank is committed.

Standby letters of credit are conditional lending commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

12. Fair Value of Financial Instruments

The Bank utilizes an accounting standard for fair value measurements, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Bank did not change its fair value methodology during 2013 or 2012. The standard defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard also establishes a fair value hierarchy that requires the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value.

- **Level 1 Inputs** – Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

- **Level 2 Inputs** – Inputs other than quoted prices included in Level 1 Inputs that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

- **Level 3 Inputs** – Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity's own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

Financial assets and liabilities measured at fair value on a recurring basis include the following:

a. **Securities available for sale** – Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities would include highly liquid government bonds, mortgage products and exchange traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows. Level 2 securities include U.S. agency securities, mortgage-backed agency securities and obligations of states and political subdivisions. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy. The Bank's securities available for sale are reported at fair value utilizing Level 2 inputs.

Fair Value of Financial Instruments (cont.)

The following table sets forth the Bank's financial assets and liabilities by level within the fair value hierarchy that were measured at fair value on a recurring basis:

	Estimated Fair Value	Fair Value Measurements Using: Markets for Identical Assets Level 1	Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
September 30, 2013				
Assets				
Securities available for sale				
U.S. Government and agency	$ 61,046,988	$ -	$ 61,046,988	$ -
Corporate bonds	1,455,315	-	1,455,315	-
Mortgage-backed and collateralized mortgage obligations	73,756,168	-	73,756,168	-
State and municipal	63,670,228	-	63,670,228	-
	$ 199,928,699	$ -	$ 199,928,699	$ -

	Estimated Fair Value	Fair Value Measurements Using: Markets for Identical Assets Level 1	Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
December 31, 2012				
Assets				
Securities available for sale				
U.S. Government and agency	$ 30,602,617	$ -	$ 30,602,617	$ -
Corporate bonds	870,643	-	870,643	-
Mortgage-backed and collateralized mortgage obligations	64,926,658	-	64,926,658	-
State and municipal	52,244,041	-	52,244,041	-
	$ 148,643,959	$ -	$ 148,643,959	$ -

<u>Fair Value of Financial Instruments</u> (cont.)

Certain financial assets and liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment).

Financial assets and liabilities measured at fair value on a nonrecurring basis include the following:

a. **Foreclosed assets held for sale** – Foreclosed property is carried at the lower of the recorded investment in the loan or fair value less estimated costs to sell the property. The fair value for foreclosed property that is based on either observable transactions of similar instruments or formally committed sale prices is classified as a Level 3 measurement.

b. **Impaired loans** – Loan impairment is reported when full payment under the loan terms is not expected. Impaired loans are carried at the present value of estimated future cash flows using the loan's existing rate or the fair value of collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans if the value of such loans is deemed to be less than the unpaid balance. If these allocations cause the allowance for loan losses to require increase, such increase is reported as a component of the provision for loan losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan is confirmed.

Fair Value of Financial Instruments (cont.)

The following table sets forth the Bank's financial assets and liabilities by level within the fair value hierarchy that were measured at fair value on a nonrecurring basis:

		Fair Value Measurements Using		
	Estimated Fair Value	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
September 30, 2013				
Assets				
Foreclosed assets held for sale	$ 67,064,032	-	-	$ 67,064,032
Impaired loans, net	23,666,377	-	-	23,666,377
	$ 90,730,409	-	-	$ 90,730,409
December 31, 2012				
Assets				
Foreclosed assets held for sale	$ 71,497,835	-	-	$ 71,497,835
Impaired loans, net	30,050,857	-	-	30,050,857
	$ 101,548,692	-	-	$ 101,548,692

Fair Value of Financial Instruments (cont.)

The following table presents additional information about financial assets and liabilities measured at fair value on a nonrecurring basis and for which the Bank has utilized Level 3 Inputs or value drivers to determine fair value.

Description		Fair Value at September 30, 2013	Technique	Unobservable Input	Range
Foreclosed assets held for sale	$	67,064,032	Third party appraisal or discounted cash flows	Management discount based on collateral characteristics and market conditions	6.0% to 10.0%
Impaired loans	$	23,666,377	Third party appraisal or discounted cash flows	Management discount based on collateral characteristics and market conditions	6.0% to 10.0%

The following methods and assumptions were used to estimate the fair value of financial instruments that are not disclosed above. The Bank has utilized Level 2 Inputs for securities held to maturity. All other classes of financial instruments are measured utilizing Level 1 Inputs.

a. **Cash and cash flows** – The carrying amount of cash equivalents reported in the accompanying consolidated balance sheet and consolidated statement of cash flows approximates the estimated fair values.

b. **Securities held to maturity** – For securities held to maturity traded in active markets, fair value is measured on a recurring basis, obtained from an independent pricing service and based on quoted market prices if available. If quoted market prices are not available, fair value is based on quoted market prices of comparable securities, broker quotes or comprehensive interest rate tables and pricing matrices. For investment securities traded in markets that are not active, fair value is determined using unobservable inputs or value drivers and is generally determined using expected cash flows and appropriate risk-adjusted discount rates. Expected cash flows are based primarily on the contractual cash flows of the instrument, and the risk-adjusted discount rate is typically the contractual coupon rate of the instrument on the measurement date, adjusted for changes in interest rate spreads of the yields on comparable corporate or municipal bonds and the yields on U.S. Treasuries between the date of purchase and the measurement date.

c. **Net loans receivable** – The fair value of loans is estimated by discounting the future cash flows, using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated

Fair Value of Financial Instruments (cont.)

for purposes of the calculations. The carrying amount of accrued interest receivable approximates its fair value.

d. **Deposits** – The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date (i.e., their carrying amount). The fair value of fixed maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

e. **Short-term borrowings** – The carrying amounts of borrowings under repurchase agreements approximate their estimated fair values.

f. **Long-term debt** – Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate the fair value of existing debt.

g. **Commitments to extend credit, letters of credit and lines of credit** – The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair values of letters of credit and lines of credit are based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date.

The following table represents estimated fair values of the Bank's financial instruments. The fair value of these instruments was calculated by discounting expected cash flows. This method involves significant judgments by management considering the uncertainties of economic conditions and other factors inherent in the risk management of the financial instruments. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, the Bank does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.

Fair Value of Financial Instruments (cont.)

	Carrying Amount	Estimated Fair Value
September 30, 2013		
Financial assets		
Cash and cash equivalents	$ 48,655,907	$ 48,655,907
Net loans receivable	470,396,211	465,868,174
Securities held-to-maturity	91,783,551	88,314,038
Financial liabilities		
Deposits	851,137,746	848,704,638
Short-term borrowings	36,657,044	36,655,026
Long-term debt	17,047,553	17,882,547
December 31, 2012		
Financial assets		
Cash and cash equivalents	$ 99,624,061	$ 99,624,061
Net loans receivable	477,761,397	474,612,922
Securities held-to-maturity	100,788,944	100,632,817
Financial liabilities		
Deposits	887,393,822	883,816,488
Short-term borrowings	32,544,877	32,542,948
Long-term debt	17,250,381	17,416,565

The fair value of commitments to extend credit and letters of credit is not presented since management believes the fair value to be insignificant.

13. Employee Benefit Plans

Defined Benefit Plan

The Bank maintains a defined benefit pension plan which provides benefits to all employees who have completed 12 months of service and have been credited with at least 1,000 hours of service prior to July 1, 2009. Effective July 1, 2009, a "soft freeze" was implemented to the Plan. Employees hired on or after July 1, 2009 are not eligible to participate in the Plan. Retirement benefits are based on years of service and the employee's compensation during the last five years of service. The Bank's general funding policy is to contribute amounts deductible for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future.

The following table provides a summary of the components of the unamortized pension costs recognized in stockholder's equity as of September 30, 2013 and December 31, 2012:

(Dollars in thousands)

	Balance 12/31/2012	2013 Amortization	Balance 09/31/2013
Unamortized actuarial loss	$ 1,007	$ (131)	$ 3,020
Unamortized prior service cost / (credit)	(532)	102	(1,597)
Deferred taxes	-	-	-
Net unamortized pension costs	$ 475	$ (29)	$ 1,423

The following is a summary of the components of net periodic benefit costs for the nine month periods ended September 30, 2013 and 2012:

	Nine Months Ended September 30	
	2013	2012
Service Cost	$ 271	$ 286
Interest Cost	220	221
Expected return on plan assets	(306)	(287)
Amortization of prior service costs	(102)	(102)
Recognized actuarial loss	131	131
Net pension cost	$ 214	$ 249

The Bank made $324,000 in contributions to the pension plan during the first nine months of 2013. The Bank made $374,000 in contributions to the pension plan during the first nine months of 2012. The Bank expects to make approximately $123,000 in contributions to the pension plan during the remainder of 2013.

Employee Benefit Plans (cont.)

401 (k) Plan

The Bank also has a salary deferral retirement plan qualified under Section 401 (k) of the Internal Revenue Code for the benefit of all qualifying employees. Participants may make salary deferral contributions to the plan which are 100% vested at all times. The Bank makes employer matching contributions of up to 1½% of eligible employee deferrals and may make discretionary profit sharing contributions to the plan. Effective June 24, 2009, the Bank suspended its matching contributions for an indefinite period of time. Vesting in the employer's contribution portion of a participant's account, plus earnings thereon, is based on years of credited service. Under the Plan's graded vesting schedule, a participant is 100% vested after six years of credited service.

14. Legal Contingencies

From time to time, the Bank is subject to litigation and claims arising out of the normal course of business. Management evaluates these contingencies based on information currently available, including advice of counsel and assessment of available insurance coverage. Although it is not possible to predict the ultimate resolution of financial liability with respect to these litigation contingencies, management is of the opinion that the outcome of pending and threatened litigation would not have a material effect on the Bank's consolidated financial statements.

15. Subsequent Event – Merger

On November 25, 2013, Simmons First National Corporation ("SFNC") acquired all of the issued and outstanding shares of common stock of the Bank in a Stock Purchase Agreement ("Agreement") approved by the U.S. Bankruptcy Court between SFNC and Rogers Bancshares, Inc. ("RBI"), parent company of the Bank. Under the terms of the Agreement, RBI received $53.6 million in cash. The Bank was immediately merged into Simmons First National Bank, a wholly-owned subsidiary of SFNC.